Exhibit 107
Calculation of Filing Fee Table

FORM 424(b)(2)
(Form Type)

AEP Transmission Company, LLC
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate (1)	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Senior Notes	457(r) (1)	$150,000,000	99.934%	$149,901,000	0.0001476	$22,126
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Debt	Senior Notes	415(a)(6)	$300,000,000		$300,000,000			S-3	333-255605	May 14, 2021	$32,730 (2)
Total Offering Amounts						$449,901,000		$22,126
Total Fees Previously Paid								N/A
Total Fee Offsets								N/A
Net Fee Due								$22,126

(1) There are being registered hereunder a presently indeterminate principal amount or number of Senior Notes. We may refer to Senior Notes herein as "Debt Securities". An indeterminate aggregate initial offering price and amount of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)    Pursuant to Rule 415(a)(6) under the Securities Act, the Registration Statement to which this Calculation of Filing Fee Table is attached (the “Registration Statement”) includes $300,000,000 of Senior Notes that were previously registered, but were not sold (the “Unsold Securities”), pursuant to the Company’s registration statement on Form S-3 (File No. 333-255605) filed with the Securities and Exchange Commission (the “SEC”) on May 14, 2021 (the “Prior Registration Statement”). The registration fee with respect to the Unsold Securities, totaling $32,370, was previously paid as part of the Prior Registration Statement and such registration fee will continue to be applied to the Unsold Securities. In accordance with Rule 415(a)(6), the offering of securities registered under the Prior Registration Statement will be terminated as of the date of effectiveness of this Registration Statement